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                                                                   Exhibit 10.53

                              AMENDMENT NUMBER ONE
                                TO LOAN AGREEMENT

                  This AMENDMENT NUMBER ONE TO LOAN AGREEMENT (the "Amendment"), dated as of July 17, 2003, is entered into by and between U.S. BANK NATIONAL ASSOCIATION ("Lender"), and ESS TECHNOLOGY, INC., a California corporation ("Borrower"), in light of the following facts:

         A. Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of July 22, 2002 (the "Agreement").

         B. Borrower has further requested that Lender agree to modify Borrower's negative covenants under the Agreement in order to more accurately reflect Borrower's current business strategy and financial expectations.

         C. Borrower and Lender have agreed to amend certain provisions of the Agreement, as provided for and on the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby amend and supplement the Agreement as follows:

         1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

         2.       AMENDMENTS.

                  2.1      A new defined term "Escrow Funds" is added to Section
1.1 of the Agreement as follows:

                           "Escrow Funds" means the funds held in the escrow account established pursuant to that certain Escrow Agreement, dated June 18, 2003, by and among MediaTek Incorporation, a Taiwan corporation, ESS Technology International, Inc., a wholly-owned subsidiary of Borrower, and Citibank, N.A..

                  2.2 Section 2.1(a) of the Agreement is deleted in its entirety and replaced with the following:

                           (a) From the Closing Date to June 5, 2006, subject to the terms and conditions of this Agreement, and so long as no Default or Event of Default has occurred and is continuing, Bank agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the Maximum Revolving Amount, less the amount of outstanding Advances, and less the amount of outstanding Letter of Credit Usage.

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                  2.3      The first sentence of Section 2.2(b) of the Agreement
is deleted in its entirety and replaced with the following:

                           Each Letter of Credit shall have an expiry date no later than the earlier of (i) 180 days following the date of issuance, or (ii) October 5, 2006, and all such Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion.

                  2.4 Clause (iv) of Section 2.8(a) of the Agreement is deleted in its entirety and replaced with the following:

                           (iv) June 5, 2006, with respect to the LIBOR Rate Loans or the termination of this Agreement pursuant to the terms hereof with respect to all then outstanding LIBOR Rate Loans.

                  2.5 The first sentence of Section 3.3 is deleted in its entirety and replaced with the following:

                           This Agreement shall become effective upon the execution and delivery hereof by Borrower and Bank and shall continue in full force and effect for a term ending on June 5, 2006, unless sooner terminated pursuant to the terms hereof.

                  2.6 Section 7.10 of the Agreement is deleted in its entirety and replaced with the following:

                           7.10     Distributions. Make distributions,
         redemptions or declare and pay dividends, with the exception that Borrower is allowed to repurchase its Stock during the term of this Agreement so long as (i) at the time of such repurchase and immediately after consummation thereof, Borrower's liquidity, calculated as the sum of Borrower's encumbered cash and Cash Equivalents, plus one hundred percent (100%) of the Escrow Funds, is not less than $110,000,000, and
         (ii) no Default or Event of Default has occurred and is continuing.

                  2.7 Clause (iv) of Section 7.12 of the Agreement is deleted in its entirety and replaced with the following:

                           (vi) at the time of such acquisition and immediately after consummation thereof, Borrower's liquidity, calculated as the sum of Borrower's unencumbered cash and Cash Equivalents, plus one hundred percent (100%) of the Escrow Funds, is not less than $110,000,000.

                  2.8 Section 7.18(d) of the Agreement is deleted in its entirety and replaced with the following:

                           (d) Tangible Net Worth. Tangible Net Worth of at least $150,000,000, measured on a fiscal quarter-end basis;

         3. CONSENT. Lender previously issued to Borrower a consent letter which confirmed the consent (the "Consent") of Lender to Borrower's acquisition of Pictos Technology

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(the "Acquisition"). Borrower acknowledges that the Consent is to the
Acquisition and shall not be deemed to (a) be a consent to any other matter, (b) be a waiver, consent or modification of any other term or condition of the Agreement or any Loan Document, or (c) prejudice any right or remedy which Lender may now or in the future have under or in connection with the Agreement or any Loan Document.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

         5. NO DEFAULTS. Borrower hereby affirms to Lender that no Default or Event of Default has occurred and is continuing as of the date hereof.

         6. COSTS AND EXPENSES. Borrower shall pay to Lender all of Lender's out-of-pocket costs, fees and expenses (including, without limitation, the attorneys' fees and costs) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

         7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                            ESS TECHNOLOGY, INC.,
                                            a California corporation

                                            By: /s/ James B. Boyd
                                            Name: James B. Boyd
                                            Title: Chief Financial Officer

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                                            U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ John C. Stipanou
                                            Name: John C. Stipanou
                                            Title: Vice President

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